Exhibit 99.1

FOR IMMEDIATE RELEASE
October 17, 2005

Texas Regional Bancshares, Inc. Reports

Third Quarter Earnings

MCALLEN, TEXAS—Texas Regional Bancshares, Inc. (“Texas Regional”) (NASDAQ: TRBS), bank holding company for Texas State Bank, today reported net income for third quarter 2005 of $19,829,000, or $0.40 per diluted common share, compared to $19,821,000, or $0.40 per diluted common share, for the comparable 2004 period. Return on assets and return on shareholders’ equity averaged 1.26 percent and 12.46 percent, respectively, compared to 1.43 percent and 14.10 percent, respectively, for the corresponding 2004 period.

For the nine months ended September 30, 2005, net income totaled $65,542,000, or $1.31 per diluted common share, compared to $55,810,000, or $1.16 per diluted common share, for the corresponding 2004 period. This represents a 17.4 percent improvement in net income and a 12.9 percent improvement in earnings per diluted common share. Return on assets and return on shareholders’ equity averaged 1.43 percent and 14.17 percent, respectively for the nine months ended September 30, 2005, compared to 1.44 percent and 14.30 percent, respectively, for the corresponding 2004 period.

Texas Regional completed the acquisitions of Southeast Texas Bancshares, Inc. (“Southeast Texas”) on March 12, 2004, Valley Mortgage Company, Inc. (“Valley Mortgage”) on November 23, 2004 and Mercantile Bank & Trust, FSB (“Mercantile”) on January 14, 2005. The results of operations for Southeast Texas, Valley Mortgage and Mercantile have been included in the consolidated financial statements since their respective purchase dates.

On October 6, 2005, the Company opened a new banking center in Downtown Dallas at Republic Center, increasing the number of banking centers to four in Dallas and 72 statewide. “The Company is excited about opening a new office in this historic location and is looking forward to serving the banking needs of the Downtown Dallas business community,” said Glen E. Roney, Chairman of the Board and Chief Executive Officer of Texas Regional. The Company has banking centers presently under construction in Bishop and the Woodlands, and management believes that those locations will be open for business before the end of the year. In addition, the Company has acquired sites for additional banking centers in both Corpus Christi and Houston.

As Hurricane Rita approached the Gulf Coast on Thursday, September 22, 2005, several coastal areas were subject to mandatory evacuation. As a result, Texas State Bank closed 36 banking centers including 31 in East Texas, three in Houston and two in the Corpus Christi area. The Company’s banking centers in Corpus Christi, Houston, San Augustine and Tyler re-opened on Monday, September 26, 2005. As of Friday, October 14, 2005, only one motor bank and two small banking centers, all located in East Texas, had not re-opened.

“Our bankers, not only in East Texas, but throughout the state did a tremendous job of meeting our customers’ needs in the areas affected by Hurricane Rita,” said Glen E. Roney, Chairman of the Board. “Working under difficult conditions, our bankers returned to the area as soon as possible to provide banking services. We continue to work with our customers to meet their banking needs.”

Texas Regional continues to assess both the physical damage to facilities and the potential for losses arising from Hurricane Rita. The Company has begun the process of preparing insurance claims and believes substantially all of the physical damage sustained by its banking centers in the affected areas, as well as certain costs incurred in reopening banking centers, are fully insured.

Management of the Company also continues to assess the continuing impact of Hurricane Rita on other aspects of the Company’s operations, including the loss of income, unusual expenses and potential losses on loans to borrowers that experience financial difficulty. As of September 30, 2005, based upon its initial evaluation, the Company recorded an additional provision to the allowance for loan losses of $2,500,000 for possible losses on loans to borrowers affected by the hurricane. Consistent with the Company’s loan policies, as information on loan customers is received and evaluated, the Company will continue to analyze the amount of additional provision for loan losses, if any, that may become necessary to properly account for additional losses sustained by the Company as a result of the hurricane and its aftermath.

OPERATING HIGHLIGHTS

Net interest income of $59,646,000 for third quarter 2005 increased $5,825,000, or 10.8 percent over third quarter 2004. Average total interest-earning assets, the primary factor in net interest income growth, increased 13.8 percent from third quarter 2004 to $5,718,610,000 for third quarter 2005. The net interest margin, on a tax-equivalent basis, decreased twelve basis points to 4.22 percent for third quarter 2005 compared to the corresponding 2004 period.

For the nine months ended September 30, 2005, net interest income totaled $175,139,000, reflecting a $26,481,000 or 17.8 percent increase from the same 2004 period. This growth resulted principally from an increase of 19.0 percent in average total interest-earning assets to $5,599,722,000 for the nine months ended September 30, 2005 as compared to the same 2004 period. The net interest margin, on a tax-equivalent basis, for the nine months ended September 30, 2005 was 4.25 percent, a decrease of five basis points when compared to the corresponding 2004 period.

Provision for loan losses of $8,720,000 for third quarter 2005 increased $2,523,000 or 40.7 percent as compared to the provision for loan losses during third quarter 2004, primarily due to the $2,500,000 provision recorded for possible losses on loans to borrowers affected by Hurricane Rita. The provision for loan losses represented 0.88 percent of average loans held for investment for third quarter 2005 compared to 0.71 percent for third quarter 2004. Net charge-offs totaled $5,373,000 for third quarter 2005, representing 0.54 percent of average loans held for investment compared to 0.57 percent of average loans held for investment for third quarter 2004.

For the nine months ended September 30, 2005, provision for loan losses totaled $19,928,000, reflecting a $5,115,000 or 34.5 percent increase over the comparable prior year period. Provision for loan losses totaled 0.69 percent of average loans held for investment for the nine months ended September 30, 2005 compared to 0.62 percent for the nine months ended September 30, 2004.

Noninterest income of $19,848,000 for third quarter 2005 decreased $747,000 or 3.6 percent as compared to third quarter 2004. Service charges on deposits of $10,082,000 decreased $448,000 or 4.3 percent for the quarter ended September 30, 2005 compared to the quarter ended September 30, 2004 primarily due to a $347,000 reduction in non-sufficient and return item charges. Other service charges increased $507,000 or 23.1 percent to $2,701,000 due to an increase in merchant credit and debit card income of $302,000 and mortgage banking fees generated from Valley Mortgage of $128,000.

Net realized gains on sales of securities available for sale decreased to $475,000 for third quarter 2005 compared to $2,963,000 for third quarter 2004. Loan servicing loss, net of amortization of the mortgage servicing rights (“MSR”) asset, decreased $325,000 to a $352,000 net servicing loss for third quarter 2005 from third quarter 2004. The decrease resulted primarily from $185,000 in servicing income generated from Valley Mortgage, as well as a decrease in MSR amortization of $172,000 during third quarter 2005 compared to third quarter 2004 resulting from a slowdown in prepayments. Other noninterest income increased by $1,236,000 to $1,894,000 for third quarter 2005 compared to third quarter 2004, primarily due to a $1,403,000 increase in gains on sale of loans held for sale and mortgage servicing rights.

For the nine months ended September 30, 2005, noninterest income totaled $65,612,000 reflecting an increase of $12,678,000 or 24.0 percent over the corresponding 2004 period. Service charges on deposits increased $771,000 or 2.7 percent to $28,863,000 for the nine months ended September 30, 2005 compared to the same period in 2004 primarily due to growth in deposits combined with a $558,000 increase in automated teller machine income. Other service charges increased $1,952,000 to $8,356,000 for the nine months ended September 30, 2005 compared to the same 2004 period, primarily due to a $1,143,000 increase in merchant credit and debit card income combined with a $363,000 increase in mortgage banking fees generated from Valley Mortgage. Trust service fees of $5,636,000 for the nine months ended September 30, 2005 increased 46.6 percent over the same period in 2004 primarily due to an increase in the average fair value of trust accounts by 48.8 percent during the nine months ended September 30, 2005 compared to the comparable period of the prior year. The increase in the average fair value of trust accounts was primarily due to the addition of $623,267,000 in trust assets with the Southeast Texas acquisition in March 2004 and additional trust business developed during the last twelve months. The fair value of assets managed by the trust department totaled $1,806,229,000 at September 30, 2005. Net realized gains on sales of securities available for sale of $796,000 for the nine months ended September 30, 2005 decreased $4,049,000 from the comparable prior year period as callable security sales were decreased during a period of rising interest rates.

Data processing service fees increased 9.5 percent during the nine months ended September 30, 2005 to $6,931,000 compared to the corresponding 2004 period. The increase was primarily related to an increase in account volume for one data processing client. In addition, during first quarter 2005, the Company collected a $332,000 termination fee. The number of data processing clients totaled 24 at September 30, 2005 compared to 26 at September 30, 2004. Loan servicing loss, net, which includes amortization of the MSR asset, decreased $942,000 to a $196,000 net servicing loss for the nine months ended September 30, 2005 compared to the net servicing loss for the comparable 2004 period. The decrease is primarily due to $536,000 in servicing income generated from Valley Mortgage, as well as a $648,000 decrease in MSR amortization for the nine months ended September 30, 2005 compared to the corresponding 2004 period. Other noninterest income increased by $10,242,000 to $12,252,000 for the nine months ended September 30, 2005 compared to the same 2004 period. A substantial part of the increase is due to an aggregate $6,160,000 in special distributions received during the first two quarters of 2005 as a result of the merger of PULSE EFT Association with Discover Financial Services. In addition, the gains on sales of loans held for sale and mortgage servicing rights increased $3,956,000 during the nine months ended September 30, 2005 compared to the corresponding 2004 period.

Noninterest expense of $40,872,000 for third quarter 2005 increased $2,588,000 or 6.8 percent over third quarter 2004. This increase corresponds generally with growth in business volumes during the twelve months ended September 30, 2005, including business volumes attributable to the acquisition of Mercantile and its three banking centers in January 2005 and increases from a new Weslaco banking center opened in February 2005. As of September 30, 2005, Texas State Bank had over 70 banking centers. The efficiency ratio of 51.42 percent for third quarter 2005 was comparable to the efficiency ratio of 51.45 percent for third quarter 2004. Salaries and employee benefits increased 7.4 percent during third quarter 2005 to $21,886,000 compared to third quarter 2004 primarily due to an increase in salaries of $2,263,000 which was partially offset by a $1,264,000 decrease in bonus and pension plan expense. The number of full-time equivalent employees of 1,976 at September 30, 2005 represented an increase of 3.2 percent as compared to the number of full-time equivalent employees at September 30, 2004.

For the nine months ended September 30, 2005, noninterest expense totaled $120,966,000 reflecting an increase of $17,530,000 or 16.9 percent over the corresponding 2004 period due to the growth in banking operations. Noninterest expense as a percent of average total assets for the nine months ended September 30, 2005 was 2.63 percent, representing a decrease of five basis points when compared to the same 2004 period. Salaries and employee benefits increased $10,636,000 to $64,213,000 for the nine months ended September 30, 2005 compared to the nine months ended September 30, 2004 primarily due to an increase in salaries of $11,053,000 which was partially offset by a $2,313,000 decrease in bonus and pension plan expense. The percent of salaries and employee benefits to average total assets was 1.40 percent for the nine months ending September 30, 2005 compared to 1.39 percent for the same 2004 period. The efficiency ratio totaled 50.25 percent for the nine months ended September 30, 2005 compared to 51.31 percent for the corresponding 2004 period.

FINANCIAL CONDITION

Assets totaled $6,303,472,000 at September 30, 2005, reflecting an increase of $684,190,000, or 12.2 percent from September 30, 2004, primarily due to an increase in loan production. Loans held for investment of $3,965,628,000 at September 30, 2005 increased $427,200,000 or 12.1 percent from September 30, 2004. Deposits increased to $5,129,474,000 at September 30, 2005, up $557,361,000 or 12.2 percent from September 30, 2004. Excluding volumes acquired through business combinations, internal growth rates for loans and deposits were 8.8 percent and 8.4 percent, respectively, for the twelve months ended September 30, 2005. Other assets, net at September 30, 2005 included total goodwill and identifiable intangibles of $219,953,000.

Shareholders’ equity at September 30, 2005 increased $60,130,000 from September 30, 2004 to $631,521,000, reflecting a 10.5 percent increase. The increase resulted primarily from net income for the twelve months ended September 30, 2005 of $86,390,000, offset by dividends paid during that twelve month period of $21,835,000. The total risk-based, tier 1 risk-based and leverage capital ratios of 12.03 percent, 10.89 percent and 8.12 percent at period end, respectively, substantially exceeded regulatory requirements for a well-capitalized bank holding company.

ASSET QUALITY

At September 30, 2005, total loans held for investment of $3,965,628,000 included $40,556,000 or 1.02 percent classified as nonperforming compared to 0.47 percent at September 30, 2004. Nonperforming loans increased by $23,946,000 to $40,556,000 at September 30, 2005 compared to $16,610,000 at September 30, 2004. The increase resulted primarily from the addition of four loan relationships totaling $22,351,000. The allowance for loan losses of $51,368,000 represented 1.30 percent of loans held for investment and 126.66 percent of nonperforming loans at September 30, 2005. The allowance for loan losses of $43,153,000 at September 30, 2004 represented 1.22 percent of loans held for investment and 259.80 percent of nonperforming loans. Net charge-offs for third quarter 2005 were 0.54 percent of average loans held for investment compared to 0.57 percent for third quarter 2004. Total nonperforming assets at September 30, 2005 of $49,750,000 represented 1.25 percent of total loans held for investment and foreclosed and other assets compared to 0.79 percent at September 30, 2004. Accruing loans 90 days or more past due of $13,524,000 at September 30, 2005 totaled 0.34 percent of total loans held for investment and foreclosed and other assets compared to 0.19 percent at September 30, 2004. Accruing loans 90 days or more past due increased by $6,739,000 to $13,524,000 at September 30, 2005 compared to $6,785,000 at September 30, 2004. This increase is primarily a result of the addition of three loan relationships totaling $9,135,000 during the last year. The increase was partially offset by a $3,097,000 relationship, of which $2,898,000 was transferred to foreclosed and other assets.

The Company has been in contact with a number of loan customers who were affected by Hurricane Rita. Based on customer by customer evaluations the Company has granted extensions, usually for no more than two months, on loan payments. As of September 30, 2005, the Company has deferred payments of $880,000 on loans with principal amounts outstanding of $17,733,000.

OTHER INFORMATION

Texas Regional will host a conference call with analysts and investment professionals on Monday, October 17, 2005 at 10:00 a.m. CDT. Interested parties may listen to the live call by dialing (800) 289-0743 or can access the live webcast on the Internet at www.trbsinc.com.  The broadcast can be accessed by clicking the webcast link from the home page. A telephone replay will be available through the end of day Friday, October 21st.  To access the replay, dial (888) 203-1112; ID number 2945551.  The webcast of the conference call will be archived on the Company’s website at www.trbsinc.com.

Texas Regional paid a quarterly cash dividend of $0.12 per share on October 14, 2005 to common shareholders of record on September 30, 2005. This dividend represents a $0.02 per share, or 20.0 percent increase over the dividend paid for the same period in 2004.

Texas Regional is a McAllen-based bank holding company whose stock trades on The Nasdaq Stock Market® under the symbol TRBS. Texas State Bank, its wholly owned subsidiary, conducts commercial banking business through over 70 banking centers primarily located in the metropolitan areas of Beaumont-Port Arthur, Brownsville-Harlingen-San Benito, Corpus Christi, Dallas, Houston, McAllen-Edinburg-Mission and Tyler.

Additional financial, statistical and business-related information, as well as business trends, is included in a Financial Supplement. This release, the Financial Supplement and other information are available on Texas Regional’s website at www.trbsinc.com. The Financial Supplement and other information available on Texas Regional’s website can also be obtained at no charge by calling John A. Martin, Chief Financial Officer, at (956) 631-5400.

FORWARD-LOOKING INFORMATION

This document, information filed by Texas Regional with the SEC and information on Texas Regional’s website may contain forward-looking information (including information related to plans, projections or future performance of Texas Regional and its subsidiaries and planned market opportunities, employment opportunities and synergies from mergers), the occurrence of which involve certain risks, uncertainties, assumptions and other factors which could materially affect future results. In addition to risks and uncertainties described by Texas Regional in prior filings with the SEC, other risks and uncertainties potentially impacting Texas Regional are those related to Texas Regional’s business in East Texas in the areas impacted by Hurricane Rita, including the continuing effect of the storm and its aftermath on the Company’s operating expenses and on the Company’s borrowers and other customers. If any of these risks or uncertainties materialize or any of these assumptions prove incorrect, Texas Regional’s results could differ materially from Texas Regional’s expectations in these statements. Texas Regional assumes no obligation and does not intend to update these forward-looking statements. For further information, please see Texas Regional’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at Texas Regional’s website at www.trbsinc.com and the SEC’s website at www.sec.gov.

CONTACT: Glen E. Roney, Chief Executive Officer, or John A. Martin, Chief Financial Officer, at (956) 631-5400, both of Texas Regional.

Texas Regional Bancshares, Inc. and Subsidiaries

Financial Highlights (Unaudited)

	At / For Three Months Ended
(Dollars in Thousands, Except Per Share Data)	Sep 30, 2005	Jun 30, 2005	Mar 31, 2005	Dec 31, 2004	Sep 30, 2004
Condensed Income Statements
Loans Held for Investment	$74,803	$70,035	$66,131	$62,186	$57,969
Securities	16,429	15,462	14,142	13,288	13,399
Other Interest-Earning Assets	502	425	435	309	189
Total Interest Income	91,734	85,922	80,708	75,783	71,557
Deposits	27,731	24,280	20,238	17,538	15,638
Other Borrowed Money	4,357	3,561	3,058	2,802	2,098
Total Interest Expense	32,088	27,841	23,296	20,340	17,736
Net Interest Income	59,646	58,081	57,412	55,443	53,821
Provision for Loan Losses	8,720	5,801	5,407	5,769	6,197
Service Charges – Deposits	10,082	9,641	9,140	10,449	10,530
Other Service Charges	2,701	2,704	2,951	2,326	2,194
Insurance Commission, Fees and Premiums	997	979	998	1,259	1,173
Trust Service Fees	1,892	1,904	1,840	1,843	1,674
Net Realized Gains (Losses) on Sales of Securities Available for Sale	475	323	(2)	1,010	2,963
Data Processing Service Fees	2,159	2,148	2,624	2,201	2,080
Loan Servicing Income (Loss), Net	(352)	3	153	(188)	(677)
Other Noninterest Income	1,894	3,133	7,225	1,222	658
Total Noninterest Income	19,848	20,835	24,929	20,122	20,595
Salaries and Employee Benefits	21,886	19,610	22,717	20,527	20,372
Net Occupancy Expense	3,749	3,742	3,414	2,982	3,136
Equipment Expense	3,515	3,610	3,323	3,668	3,222
Other Real Estate (Income) Expense, Net	305	418	229	(199)	(57)
Amortization – Identifiable Intangibles	1,514	1,652	1,841	1,791	1,987
Other Noninterest Expense, Net	9,903	10,040	9,498	9,763	9,624
Total Noninterest Expense	40,872	39,072	41,022	38,532	38,284
Income Before Income Tax Expense	29,902	34,043	35,912	31,264	29,935
Income Tax Expense	10,073	12,129	12,113	10,416	10,114
Net Income	$19,829	$21,914	$23,799	$20,848	$19,821
Per Common Share Data
Net Income—Basic	$0.40	$0.44	$0.48	$0.42	$0.41
Net Income—Diluted	0.40	0.44	0.48	0.42	0.40
Market Value at Period End	28.79	30.48	30.11	32.68	31.09
Book Value at Period End	12.71	12.53	12.12	11.99	11.67
Cash Dividends Declared	0.120	0.120	0.100	0.100	0.100
Share Data (in Thousands)
Basic	49,646	49,606	49,570	49,185	48,921
Diluted	49,919	49,855	49,855	49,566	49,500
Shares Outstanding at Period End	49,687	49,624	49,592	49,553	48,960
Selected Financial Data
Return on Average Assets	1.26%	1.43%	1.60%	1.46%	1.43%
Return on Average Equity	12.46	14.26	15.90	14.10	14.10
Leverage Capital Ratio	8.12	7.98	7.83	8.32	8.17
Expense Efficiency Ratio (1)	51.42	49.51	49.82	50.99	51.45
TE Net Interest Income (2)	$60,762	$59,002	$58,411	$56,533	$54,813
TE Adjustment (1)	1,116	921	999	1,090	992
Net Interest Income, as Reported	$59,646	$58,081	$57,412	$55,443	$53,821
TE Net Interest Margin (2)	4.22%	4.23%	4.32%	4.35%	4.34%
Goodwill, Net	$192,729	$194,849	$194,963	$174,503	$163,928
Identifiable Intangibles, Net	27,224	28,553	30,022	29,607	30,803

	At / For Three Months Ended
(Dollars in Thousands, Except Per Share Data)	Sep 30, 2005	Jun 30, 2005	Mar 31, 2005	Dec 31, 2004	Sep 30, 2004
Trust Assets Held, at Fair Value	$1,806,229	$1,681,922	$1,475,545	$1,466,841	$1,420,664
Full-Time Equivalent Employees	1,976	2,057	2,061	1,997	1,914
Condensed Balance Sheets
Loans Held for Investment	$3,965,628	$3,903,850	$3,843,779	$3,750,519	$3,538,428
Securities	1,757,143	1,741,827	1,652,438	1,530,713	1,513,536
Other Interest-Earning Assets	23,612	24,307	47,834	29,769	20,471
Total Interest-Earning Assets	5,746,383	5,669,984	5,544,051	5,311,001	5,072,435
Cash and Due from Banks	138,986	141,181	133,450	145,528	138,860
Premises and Equipment, Net	147,084	143,136	140,145	134,239	131,443
Other Assets, Net	322,387	319,886	319,140	293,603	319,697
Allowance for Loan Losses	(51,368)	(48,022)	(47,313)	(45,024)	(43,153)
Total Assets	$6,303,472	$6,226,165	$6,089,473	$5,839,347	$5,619,282
Savings and Time Deposits	$4,222,194	$4,237,210	$4,081,869	$3,894,067	$3,721,681
Other Borrowed Money	499,177	405,888	441,329	461,751	437,970
Total Interest-Bearing Liabilities	4,721,371	4,643,098	4,523,198	4,355,818	4,159,651
Demand Deposits	907,280	916,727	920,271	866,773	850,432
Other Liabilities	43,300	44,716	45,108	22,698	37,808
Total Liabilities	5,671,951	5,604,541	5,488,577	5,245,289	5,047,891
Shareholders’ Equity	631,521	621,624	600,896	594,058	571,391
Total Liabilities and Equity	$6,303,472	$6,226,165	$6,089,473	$5,839,347	$5,619,282
Condensed Average Balance Sheets
Loans Held for Investment	$3,930,179	$3,876,051	$3,858,477	$3,631,640	$3,483,354
Securities	1,751,516	1,685,893	1,581,314	1,517,518	1,523,544
Other Interest-Earning Assets	36,915	32,545	43,693	23,820	17,987
Total Interest-Earning Assets	5,718,610	5,594,489	5,483,484	5,172,978	5,024,885
Cash and Due from Banks	126,634	130,212	143,284	136,899	126,523
Premises and Equipment, Net	143,910	141,391	138,366	132,538	129,560
Other Assets, Net	321,672	321,237	314,765	294,784	292,067
Allowance for Loan Losses	(48,998)	(48,500)	(48,548)	(44,804)	(43,108)
Total Assets	$6,261,828	$6,138,829	$6,031,351	$5,692,395	$5,529,927
Savings and Time Deposits	$4,238,064	$4,184,552	$4,103,985	$3,804,139	$3,758,880
Other Borrowed Money	445,778	404,928	396,068	399,386	312,575
Total Interest-Bearing Liabilities	4,683,842	4,589,480	4,500,053	4,203,525	4,071,455
Demand Deposits	915,798	902,549	896,633	871,569	864,818
Other Liabilities	30,734	30,556	27,655	29,216	34,473
Total Liabilities	5,630,374	5,522,585	5,424,341	5,104,310	4,970,746
Shareholders’ Equity	631,454	616,244	607,010	588,085	559,181
Total Liabilities and Equity	$6,261,828	$6,138,829	$6,031,351	$5,692,395	$5,529,927
Nonperforming Assets & Past Due Loans
Nonaccrual Loans	$38,752	$44,884	$41,518	$19,750	$16,610
Restructured Loans	1,804	1,804	—	—	—
Foreclosed and Other Assets	9,194	9,322	8,002	7,398	11,386
Total Nonperforming Assets	49,750	56,010	49,520	27,148	27,996
Accruing Loans 90 Days or More Past Due	13,524	22,782	27,764	19,684	6,785
Net Charge-Offs	5,373	5,092	4,642	3,898	5,000
Net Charge-Offs to Average Loans	0.54%	0.53%	0.49%	0.43%	0.57%

Texas Regional Bancshares, Inc. and Subsidiaries

Financial Highlights (Unaudited)

	At / For Nine Months Ended
(Dollars in Thousands,	Sep 30,	Sep 30,
Except Per Share Data)	2005	2004
Condensed Income Statements
Loans Held for Investment	$210,969	$157,259
Securities	46,033	38,102
Other Interest-Earning Assets	1,362	765
Total Interest Income	258,364	196,126
Deposits	72,249	42,261
Other Borrowed Money	10,976	5,207
Total Interest Expense	83,225	47,468
Net Interest Income	175,139	148,658
Provision for Loan Losses	19,928	14,813
Service Charges – Deposits	28,863	28,092
Other Service Charges	8,356	6,404
Insurance Commission, Fees and Premiums	2,974	2,546
Trust Service Fees	5,636	3,845
Net Realized Gains on Sales of
Securities Available for Sale	796	4,845
Data Processing Service Fees	6,931	6,330
Loan Servicing Loss, Net	(196)	(1,138)
Other Noninterest Income	12,252	2,010
Total Noninterest Income	65,612	52,934
Salaries and Employee Benefits	64,213	53,577
Net Occupancy Expense	10,905	8,608
Equipment Expense	10,448	9,184
Other Real Estate Expense, Net	952	636
Amortization – Identifiable Intangibles	5,007	4,387
Other Noninterest Expense, Net	29,441	27,044
Total Noninterest Expense	120,966	103,436
Income Before Income Tax Expense	99,857	83,343
Income Tax Expense	34,315	27,533
Net Income	$65,542	$55,810
Per Common Share Data
Net Income—Basic	$1.32	$1.17
Net Income—Diluted	1.31	1.16
Market Value at Period End	28.79	31.09
Book Value at Period End	12.71	11.67
Cash Dividends Declared	0.340	0.266
Share Data (in Thousands)
Basic	49,608	47,659
Diluted	49,879	48,196
Shares Outstanding at Period End	49,687	48,960
Selected Financial Data
Return on Average Assets	1.43%	1.44%
Return on Average Equity	14.17	14.30
Leverage Capital Ratio	8.12	8.17
Expense Efficiency Ratio (1)	50.25	51.31
TE Net Interest Income (2)	$178,175	$151,432
TE Adjustment (2)	3,036	2,774
Net Interest Income, as Reported	$175,139	$148,658
TE Net Interest Margin (2)	4.25%	4.30%
Goodwill, Net	$192,729	$163,928
Identifiable Intangibles, Net	27,224	30,803
Trust Assets Held, at Fair Value	1,806,229	1,420,664
Full-Time Equivalent Employees	1,976	1,914

	At / For Nine Months Ended
(Dollars in Thousands,	Sep 30,	Sep 30,
Except Per Share Data)	2005	2004
Condensed Balance Sheets
Loans Held for Investment	$3,965,628	$3,538,428
Securities	1,757,143	1,513,536
Other Interest-Earning Assets	23,612	20,471
Total Interest-Earning Assets	5,746,383	5,072,435
Cash and Due from Banks	138,986	138,860
Premises and Equipment, Net	147,084	131,443
Other Assets, Net	322,387	319,697
Allowance for Loan Losses	(51,368)	(43,153)
Total Assets	$6,303,472	$5,619,282
Savings and Time Deposits	$4,222,194	$3,721,681
Other Borrowed Money	499,177	437,970
Total Interest-Bearing Liabilities	4,721,371	4,159,651
Demand Deposits	907,280	850,432
Other Liabilities	43,300	37,808
Total Liabilities	5,671,951	5,047,891
Shareholders’ Equity	631,521	571,391
Total Liabilities and Equity	$6,303,472	$5,619,282
Condensed Average Balance Sheets
Loans Held for Investment	$3,888,498	$3,194,656
Securities	1,673,531	1,480,947
Other Interest-Earning Assets	37,693	30,165
Total Interest-Earning Assets	5,599,722	4,705,768
Cash and Due from Banks	133,316	124,028
Premises and Equipment, Net	141,242	122,554
Other Assets, Net	319,250	248,025
Allowance for Loan Losses	(48,683)	(40,680)
Total Assets	$6,144,847	$5,159,695
Savings and Time Deposits	$4,175,992	$3,561,721
Other Borrowed Money	415,773	281,007
Total Interest-Bearing Liabilities	4,591,765	3,842,728
Demand Deposits	905,064	766,781
Other Liabilities	29,660	28,732
Total Liabilities	5,526,489	4,638,241
Shareholders’ Equity	618,358	521,454
Total Liabilities and Equity	$6,144,847	$5,159,695
Nonperforming Assets & Past Due Loans
Nonaccrual Loans	$38,752	$16,610
Restructured Loans	1,804	—
Foreclosed and Other Assets	9,194	11,386
Total Nonperforming Assets	49,750	27,996
Accruing Loans 90 Days or
More Past Due	13,524	6,785
Net Charge-Offs	15,107	11,690
Net Charge-Offs to Average Loans	0.52%	0.49%

Certain amounts in the prior periods’ presentation have been reclassified to conform to the current presentation. These reclassifications have no effect on previously reported net income.

(1)      Ratio of Noninterest Expense divided by the sum of Net Interest Income and Noninterest Income.

(2)      Tax-equivalent adjustment computed based on a 35% tax rate.